Exhibit 10.3
SOLD NOTE

Name of Purchaser (Transferee):  Glorywin Entertainment Group Inc.
Address: 20/F, AIA Tower, Nos 251A-301 Avenida Comerical De Macau Macau
Occupation: Corporation
Name of Company in which the shares to be transferred: FEROCE DRAGO INC.
Number of Shares: 100,000 of US$1.00 each
Consideration Received: Nil

/s/Wang Mih Jie
 (Transferor) Wang Mih Jie

Hong Kong, Dated 29 March 2016

BOUGHT NOTE
Name of Seller (Transferor) ;  WANG Min Jie
Address: 26 Jalan Awan Larat, Taman Yarl, 5820 Kuala Lumpur, Malaysia
Occupation: Merchant
Name of Company in which the shares to be transferred: FEROCE DRAGO INC.
Number of Shares: 100,000 of US$1.00 each
Consideration Paid: Nil

For and on behalf of
Glorywin Entertainment Corp.

/s/Gim Hooi OOI
(Transferee) Gim Hooi OOI

Hong Kong, Dated 29 March 2016